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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2003

Fog Cutter Capital Group Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-23911 (Commission File Number)	52-2081138 (IRS Employer Identification No.)
1410 SW Jefferson Street, Portland, OR 97201 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (503) 721-6500

Item 5. Other Events.

        Fog Cutter Capital Group Inc. (Nasdaq: FCCG) has updated the status of its loans to Strouds Acquisition Corporation, which filed for Chapter 11 bankruptcy protection on May 20, 2003. In March 2003, Fog Cutter structured a financing package to help stabilize Strouds, a distressed, 50 store specialty linen retailer. The financing package allowed Strouds critical time to examine its business model and evaluate further strategic options.

        Fog Cutter's financing package for Strouds included a $2 million loan participation in Fleet Retail Finance Inc.'s senior secured credit facility and a $900,000 subordinated secured loan. Last week, both Fleet and Fog Cuter notified Strouds of defaults under their respective loan facilities. The Company also purchased preferred stock and common stock warrants of Strouds.

        After careful analysis of all potential options, Strouds determined that filing for Chapter 11 bankruptcy protection will best serve the interests of Strouds, its shareholders and its creditors.

        Based upon an initial analysis of the assets and liabilities of Strouds, Fog Cutter believes that its loans are adequately collateralized and that Fog Cutter will receive repayment of all or substantially all of its loans to the retailer. The recovery of the investment in Strouds' preferred stock is uncertain, however, that investment had been fully reserved by Fog Cutter in its financial statements as of March 31, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

        The following exhibit is filed as part of this report:

2.1
Press Release Dated May 20, 2003—"Fog Cutter Borrower in Default; Full Payment Anticipated.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2003	FOG CUTTER CAPITAL GROUP INC.
	By:	/s/ R. SCOTT STEVENSON R. Scott Stevenson Senior Vice President and Chief Financial Officer

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SIGNATURE